Exhibit 3.2

Amended and Restated as of May 22, 2008

AMENDED AND RESTATED BYLAWS

OF

UNUM GROUP

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meetings, at which meetings the stockholders shall elect in accordance with Article III Section 1 of these By-Laws the directors to be elected at such meetings, and transact such other business as may properly be brought before the meetings. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

SECTION 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, (ii) the Chief Executive Officer or (iii) the President, and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business shall be conducted at a Special Meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

SECTION 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. The foregoing provisions shall be subject to the voting rights of holders of any Preferred Stock of the Corporation and any quorum requirements relating thereto.

SECTION 5. Voting. Unless otherwise required by law, applicable stock exchange rules or regulations, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by a majority of the votes entitled to be cast by the holders of stock represented and entitled to vote thereat and each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 6. Proper Business at Annual Meetings. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, must be a stockholder of the Corporation of record at the time of the delivery of said notice and must be entitled to vote at the meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, not later than the close of business on the 75th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business (and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and address of record of the stockholder proposing such business and any stockholder associated person (as defined below) on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation which are owned beneficially or of record by the stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iv) any material interest including, but not limited to, any direct or indirect financial interest, of the stockholder and any stockholder associated person in such business, (v) any derivative positions held or beneficially held by the stockholder and any stockholder associated person, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any stockholder associated person with respect to any share of stock of the Corporation, (vi) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (vii) a representation whether the stockholder or any stockholder associated person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 6, a “stockholder associated person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such stockholder associated person.

SECTION 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

SECTION 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 9. (a) Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

SECTION 1. Number and Election of Directors. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors in the manner prescribed in the Certificate of Incorporation. Except as provided in Section 3 of this Article, the directors to be elected at each Annual Meeting of Stockholders at which a quorum is present shall be elected by a majority of the votes cast at such Annual Meeting of Stockholders, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors, and each director so elected shall hold office until the third Annual Meeting following such election and until his successor is duly elected and qualified, or until his earlier resignation, retirement or removal. For purposes of this Section, a majority of the votes cast means that the number of votes “for” a director must exceed 50% of the votes cast with respect to that director. Votes “against’ will count as a vote cast with respect to that director, but “abstentions” will not count as a vote cast with respect to that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. If the director who tenders his or her resignation is a member of the Governance Committee, that director will not participate in the Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. No person elected or re-elected a director shall, after such person’s seventieth birthday, serve as a director of the Corporation beyond the date of the Corporation’s annual meeting immediately following such birthday; provided, that notwithstanding having reached his or her seventieth birthday, any director serving as a Chair or Co-Chair of the Office of the Chairman of the Board of Directors may serve until the annual meeting following his or her resignation or removal as Chair or Co-Chair. Directors need not be stockholders.

SECTION 2. Nomination Procedures. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation by a stockholder of the Corporation of record at the time of the delivery of said notice who is entitled to vote at the meeting. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the 75th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the class and number of shares of the Corporation which are beneficially owned by the person or persons, (iii) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or with whom the stockholder is affiliated, associated or otherwise acting in concert or as a group, (iv) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (vi) any other information relating to the person that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of Directors under the Securities Exchange Act of 1934, as amended (the “Act”), and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded, and (b) as to the stockholder giving the notice (i) the name and address of record of the stockholder and its principals (as hereinafter defined) and any stockholder associated person (as defined below), on whose behalf the nomination is made, and the name and address of record of any person that owns or controls, directly or indirectly, 10% or more of any class of securities or interests in such stockholder or stockholder associated person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by the stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iii) a list of all stockholder proposals and director nominations made by the stockholder during the prior 10 years, (iv) a list of all litigation filed against principals of the stockholder during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) any derivative positions held or beneficially held by the stockholder and any stockholder associated person, and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any stockholder associated person with respect to any share of stock of the Corporation, (vii) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, and (viii) a representation whether the stockholder or any stockholder associated person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. A principal of a stockholder shall be the chief executive officer (or the equivalent) of the stockholder and any individual who owns 10% or more, directly or indirectly, of any class of securities or interests in the stockholder and is employed by the stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the first paragraph of this Section 2 shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 75th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 2, a “stockholder associated person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such stockholder associated person.

SECTION 3. Vacancies. Subject to the provisions of the Certificate of Incorporation, vacancies and any newly created directorships resulting from any increase in the authorized number of directors shall only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Directors so chosen to fill a vacancy not resulting from an increase in the authorized number of directors shall hold office until the end of the remaining term of their respective predecessors and the directors so chosen to fill a vacancy resulting from an increase in the authorized number of directors shall hold office until the end of the remaining term of the class to which they are elected, and until their successors are duly elected and qualified, or until their earlier resignation or removal.

SECTION 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

SECTION 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the state of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, the President, or any three directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, telegram or by other means of electronic transmission on 24 hours’ notice, or on shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 8. Meetings by Means of Conference Telephone or Similar Communications Equipment. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. The Corporation hereby elects to be governed by paragraph (2) of Section 141(c) of the General Corporation Law of the State of Delaware.

SECTION 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 11. [Section 11 was deleted by action of the Board of Directors on December 17, 1999]

ARTICLE IV

OFFICERS

SECTION 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

SECTION 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

SECTION 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

SECTION 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer or the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer and the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer or the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

SECTION 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

SECTION 6. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if neither shall exist, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

SECTION 7. Vice-Presidents. At the request of the Chief Executive Officer or the President or in the event of either of their absences or inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer and President or in the event of the inability or refusal of the Chief Executive Officer and President to act, shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President.

SECTION 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 13. [Section 13 was deleted by action of the Board of Directors on December 17, 1999]

ARTICLE V

STOCK

SECTION 1. Certificates of Stock, Uncertificated Shares. The shares of the Corporation may be either represented by certificates or uncertificated shares. Absent a specific request for a certificate by the registered owner or transferee thereof, all shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. The provisions of this bylaw relating to uncertificated stock shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the foregoing, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (i) by the Chief Executive Officer, the President or a Vice President, and (ii) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. Within two business days, or such other time as may be required, after uncertificated shares have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

SECTION 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall cancel the old certificate, issue or cause to be issued uncertificated shares or, if requested by the appropriate person, a new certificate to the person entitled thereto and record the transfer upon its books. Upon receipt by the Corporation or its transfer agent of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel such uncertificated shares, issue or cause to be issued to the person entitled thereto new equivalent uncertificated shares (or, if requested by the appropriate person, a new certificate to the person entitled thereto), and record the transfer upon its books.

SECTION 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

SECTION 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable, facsimile, overnight courier or by other means of electronic transmission; provided, however, that notice to any stockholder by means of electronic transmission must be given in accordance with Section 232 (or any successor thereto) of the General Corporation Law of the State of Delaware. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 1, shall be deemed to have consented to receiving such single written notice.

SECTION 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. Indemnification in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that he is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), judgments, fines, penalties, and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

SECTION 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), and, if and to the extent permitted by applicable law, judgments, penalties and amounts paid in settlement, incurred by him in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

SECTION 3. Authorization of Indemnification. (a) Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Such determination (and determinations under Sections 5 and 6 of this Article VIII) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, proceeding or claim with respect to which indemnification is sought (“disinterested directors”), or (ii) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, in a written opinion of independent legal counsel chosen by the Board of Directors, or (iii) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 3) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees and expenses) incurred by him in connection therewith, without the necessity of authorization in the specific case.

(b) For purposes of the proviso to the second sentence of Section 3(a), “independent legal counsel” shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or the person seeking indemnification within the previous three years.

(c) A “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition, or (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

SECTION 4. Good Faith Defined, Etc. (a) For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if such person relied on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4(a) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or trustee.

(b) The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

(c) References in this Article VIII to “penalties” include any excise taxes assessed on a person with respect to an employee benefit plan; references in this Article VIII to “serving at the request of the Corporation” include any service as a director, officer or employee or former director, officer or employee of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

(d) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

SECTION 5. Right to Indemnification Upon Application; Procedure Upon Application; Etc. Except as otherwise provided in the proviso to Section 2 of this Article VIII:

(a) Any indemnification under Section 1 or 2 of this Article VIII shall be made no later than 45 days after receipt by the Corporation of the written request of the director, officer, employee or trustee or former director, officer, employee or trustee unless a determination is made within said 45-day period in accordance with Section 3 of this Article VIII that such person has not met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII.

(b) The right to indemnification under Section 1 or 2 of this Article VIII or advances under Section 6 of this Article VIII shall be enforceable by the director, officer, employee or trustee or former director, officer, employee or trustee in any court of competent jurisdiction. Following a Change in Control, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct. The expenses (including attorney’s fees and expenses) incurred by the director, officer, employee or trustee or former director, officer, employee or trustee in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by him to recover under any insurance policy or policies referred to in Section 9 of this Article VIII) shall also be indemnified by the Corporation.

(c) If any person is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he is entitled.

SECTION 6. Expenses Payable in Advance. Expenses (including attorney’s fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him, whether civil or criminal, may be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with Section 3 of this Article VIII that he is not entitled to be indemnified by the Corporation; provided, however, that if he seeks to enforce his rights in a court of competent jurisdiction pursuant to Section 5(b) of this Article VIII, said undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he is not entitled to indemnification as to which all rights of approval have been exhausted or have expired.

SECTION 7. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this Article VIII or to advances under Section 6 of this Article VIII with respect to any action, suit, proceeding or claim brought or made by him against the Corporation, other than an action, suit, proceeding or claim seeking, or defending such person’s right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

SECTION 8. Non-Exclusivity and Survival of Indemnification. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any agreement, contract, or vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Except as otherwise provided in Section 7 of this Article VIII, but notwithstanding any other provision of this Article VIII, it is the policy of the Corporation that indemnification of and expense advances to the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law, and, accordingly, in the event of any change in law, by legislation or otherwise, permitting greater indemnification of and/or expense advances to any such person, the provisions of this Article VIII shall be construed so as to require such greater indemnification and/or expense advances. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section I or 2 of this Article VIII but whom the Corporation has the power to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 9. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Company shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

SECTION 10. Successors; Meaning of “Corporation.” This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause (ii) below, references to “the

Corporation” shall include (i) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued; and (ii) any corporation of which at least a majority of the voting power (as represented by its outstanding stock having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

SECTION 11. Severability. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this Article VIII shall continue in effect and be enforceable to the fullest extent permitted by law.

ARTICLE IX

AMENDMENTS

SECTION 1. Power to Amend. The Board of Directors shall have concurrent power with the stockholders as set forth in the By-Laws and the Certificate of Incorporation to make, alter, amend, change, add to or repeal the By-Laws.

SECTION 2. Required Vote. The Board of Directors may amend the By-Laws upon the affirmative vote of the number of directors which shall constitute, under the terms of the By-Laws, the action of the Board of Directors. Stockholders may not amend the By-Laws except upon the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as such term is defined in the Certificate of Incorporation) voting together as a single class.

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